EXHIBIT 25

                       Securities and Exchange Commission
                              Washington, DC 20549


                                    FORM T-1



                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(B)(2)________

                    STATE STREET BANK AND TRUST COMPANY, N.A.
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


                UNITED STATES                              13-3191724
(JURISDICTION OF INCORPORATION OR              (IRS EMPLOYER IDENTIFICATION NO.)
ORGANIZATION IF NOT A U.S. NATIONAL BANK)

61 BROADWAY , NEW YORK, NEW YORK                             10006
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                    STATE STREET BANK AND TRUST COMPANY, N.A.
                  61 BROADWAY, 15TH FLOOR , NEW YORK, NY 10006

                                 (212) 612- 3000
            (NAME ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                         THE ESTEE LAUDER COMPANIES INC.
               (Exact name of obligor as specified in its charter)

                    DELAWARE                            11-2408943
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

767 FIFTH AVENUE, NEW YORK, NY                            10153
(Address of principal executive offices)                (Zip Code)


                                 DEBT SECURITIES
                        (Title of indenture securities )


846898 v.1
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Item 1. General Information.

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervisory authority to which it is subject.

                   OFFICE OF THE COMPTROLLER OF THE CURRENCY, WASHINGTON , D.C. FEDERAL DEPOSIT INSURANCE CORPORATION, WASHINGTON , D.C.

           (b) Whether it is authorized to exercise corporate trust powers.

                     TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

Item 2.  Affiliations with Obligor.

           If the Obligor is an affiliate of the trustee , describe each such affiliation.

           THE OBLIGOR IS NOT AN AFFILIATE OF THE TRUSTEE OR ITS PARENT, STATE STREET BANK AND TRUST COMPANY. (See Notes below )

Item 3. through Item 15.      NOT APPLICABLE

Item 16. List of Exhibits.

           List below all exhibits filed as part of this statement of eligibility and attached thereto.

          1. COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT FILED AS EXHIBIT A.

          2. COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF INCORPORATION FILED AS EXHIBIT B.

          3. COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2) ABOVE, FILED AS EXHIBIT C.

          4.   COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE FILED AS EXHIBIT D.

          5.   THE CONSENT OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
               SECTION 321(B) OF THE ACT FILED AS EXHIBIT E.

         NOTE: EXHIBITS A-E INCORPORATED BY REFERENCE TO REGISTRATION STATEMENT
               NO. 333-53759 FILED IN CONNECTION WITH COLUMBUS MCKINNON CORPORATION.

          6. COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE FILED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY FILED AS EXHIBIT F.




                                       2
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                                      NOTES

           In answering any item in this statement of eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.


           The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, State Street Bank and Trust Company, N.A. , a corporation organized and existing under the laws of the United States of America has caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and State of New York , on the 5th day of November 1999.


                                   STATE STREET BANK AND TRUST COMPANY , N.A.


                                   BY: /s/ ORNULF THORESEN
                                      -----------------------------------------
                                       Ornulf Thoresen
                                       Vice President



















                                       3
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                                                                                           Exhibit F                     Page 1

Legal Title of Bank:      State Street Bank and Trust Company, N.A.                        Call Date:  09/30/1999     FFIEC 034
Address:                  61 Broadway                                                                                 Page RC-1
City, State Zip:          New York, NY  10006                                                       Printed 11/02/1999 at 15:16
FDIC Certificate No.:     2   4   9   3   8
                          --- --- --- --- ---


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1999
All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
SCHEDULE RC -- BALANCE SHEET
                                                                                                      -----------------------------
                                                                                                            C100
                                                                                                 ----------------------------------
                                                                     Dollar Amounts in Thousands RCON         Mil    Thou
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions:
      a. Noninterest-bearing balances and currency and coin (1), (2)............................ 0081         18,085         1.a.
      b. Interest-bearing balances (3).......................................................... 0071               0        1.b.
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)............................. 1754               0        2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D)........................... 1773              75        2.b.
  3.  Federal funds sold (4) and securities purchased under agreements to resell................ 1350               0        3.
  4.  Loans and lease financing receivables:
                                                                                 ---------------
      a. Loans and leases, net of unearned income (from Schedule RC-C)..........  RCON 2122     0                            4.a.
      b. LESS: Allowance for loan and lease losses..............................  RCON 3123     0                            4.b.
      c. LESS: Allocated transfer risk reserve..................................  RCON 3128     0                            4.c.
                                                                                 ---------------
      d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a
         minus 4.b and 4.c).....................................................................                             4.d.
                                                                                                 2125               0
  5.  Trading assets............................................................................ 3545               0        5.
  6.  Premises and fixed assets (including capitalized leases).................................. 2145              40        6.
  7.  Other real estate owned (from Schedule RC-M).............................................. 2150               0        7.
  8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).. 2130               0        8.
  9.  Customers' liability to this bank on acceptances outstanding.............................. 2155               0        9.
10.   Intangible assets (from Schedule RC-M).................................................... 2143               0      10.
11.   Other assets (from Schedule RC-F)......................................................... 2160             579      11.
12    Total assets (sum of items 1 through 11).................................................. 2170          18,779       12.
                                                                                                 ----------------------------------

---------------
(1)  Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-C, part 1.


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                                                                                           Exhibit F                     Page 2

Legal Title of Bank:      State Street Bank and Trust Company, N.A.                        Call Date:  09/30/1999     FFIEC 034
Address:                  61 Broadway                                                                                 Page RC-2
City, State Zip:          New York, NY  10006                                                       Printed 11/02/1999 at 15:16
FDIC Certificate No.:     2   4   9   3   8
                          --- --- --- --- ---


SCHEDULE RC--CONTINUED
                                                                                                 ----------------------------------
                                                                     Dollar Amounts in Thousands      RCON    Mil    Thou
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)...................   2200          0  13.a.
                                                                                 -------------------
         (1)   Noninterest-bearing (1)..........................................      RCON 6631    0                     13.a.(1)
                                                                                 -------------------
         (2)   Interest-bearing.................................................      RCON 6636    0                     13.a.(2)
                                                                                 -------------------
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs...............................
         (1)   Noninterest-bearing...................................................................
         (2)   Interest-bearing......................................................................
14.   Federal funds purchased (2) and securities sold under agreements to repurchase.................   2800          0  14.
15.   a. Demand notes issued to the U.S. Treasury....................................................   2840          0  15.a.
      b. Trading liabilities.........................................................................   3548          0  15.b.
16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a. With a remaining maturity of one year or less...............................................   2332          0  16.a
      b. With a remaining maturity of more than one year through three years.........................   A547          0  16.b
      c. With a remaining maturity of more than three years..........................................   A548          0  16.c.
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding.......................................   2920          0  18.
19.   Subordinated notes and debentures (3)..........................................................   3200          0  19.
20.   Other liabilities (from Schedule RC-G).........................................................   2930      6,568  20.
21.   Total liabilities (sum of items 13 through 20).................................................   2948      6,568  21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus..................................................   3838          0  23.
24.   Common stock...................................................................................   3230        500  24.
25.   Surplus (exclude all surplus related to preferred stock).......................................   3839      2,000  25.
26.   a. Undivided profits and capital reserves......................................................   3632      9,711  26.a.
      b. Net unrealized holding gains (losses) on available-for-sale securities......................   8434          0  26.b.
      c. Accumulated net gains (losses) on cash flow hedges..........................................   4336          0  26.c.
27.   Cumulative foreign currency translation adjustments............................................
28.   Total equity capital (sum of items 23 through 27)..............................................   3210     12,211  28.
29.   Total liabilities and equity capital (sum of items 21 and 28)..................................   3300     18,779  29.
                                                                                                      -----------------------------
Memorandum

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITIONS.
   1.  Indicate in the box at the right the number of the statement below that best describes the                         Number
       most comprehensive level of auditing work performed for the bank by independent external   --------------------- --------
       auditors as of any date during 1998.......................................................      RCON 6724          N/A   M.1.
                                                                                                  --------------------- --------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority )

5 =   Review of the bank's financial statements by external auditors

6 =   Compilation of the bank's financial statements by external auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work


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----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3)  Includes limited-life preferred stock and related surplus.

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